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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 18, 2003, in the Registration Statement (Form S-8) and related Reoffer Prospectus pertaining to the Orthodontic Centers of America, Inc. 1994 Incentive Stock Plan, as Amended and Restated, of Orthodontic Centers of America, Inc. for the registration of 1,000,000 shares of its common stock.


                                        /s/  ERNST & YOUNG LLP


New Orleans, Louisiana
February 3, 2004